SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Avatech Solutions, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AVATECH SOLUTIONS, INC.

10715 RED RUN BLVD., SUITE 101

OWINGS MILLS, MD, 21117

Dear Fellow Shareholders:

You are cordially invited to attend a Special Meeting of the Shareholders of Avatech Solutions, Inc. (the “Company”), which will be held at Avatech’s corporate headquarters, 10715 Red Run Boulevard, Suite 101, Owings Mills, Maryland 21117, on Friday, June 4, 2004, at 10:00 a.m., local time. Attached is the formal Notice, a Proxy Statement and a Form of Revocable Proxy for the action to be taken at the Special Meeting.

The purpose of this special meeting is to:

(1) Adopt an amendment to the Company’s Restated Articles of Incorporation, increasing the total shares of capital stock authorized under the Restated Articles of Incorporation to one hundred million, eighty million of which to be designated as common stock and the remaining twenty million of which to be designated as preferred stock. The Board of Directors believes that this increase is a necessary step if the Company is to achieve its objectives of becoming a nation-wide provider of design software solutions. This amendment will give the Company the flexibility to the raise capital needed to grow organically and to use shares of its stock to make targeted mergers and acquisitions.

(2) Approve an amendment to the Company’s Employee Stock Purchase Plan, increasing the total shares reserved for issuance under the Plan to one million shares. The Board of Directors believes that this increase is necessary to allow our employees to continue to participate in the Company’s growth and essential to allowing us to attract and retain high quality personnel at every level of the Company.

We ask for your support and encourage you to attend the Special Meeting. On behalf of the Board of Directors, we urge you to sign, date, and return the accompanying proxy card as soon as possible, even if you plan to attend the Special Meeting. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important regardless of the number of shares that you own.

Sincerely,

Donald R. “Scotty” Walsh,	Beth O. MacLaughlin,
Chief Executive Officer	Secretary

Owings Mills, Maryland

April     , 2004

AVATECH SOLUTIONS, INC.

10715 Red Run Blvd., Suite 101

Owings Mills, MD 21117

(410) 581-8080

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on June 4, 2004

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of Avatech Solutions, Inc. (the “Company”) will be held at Avatech Solutions, Inc., 10715 Red Run Blvd., Suite 101, Owings Mills, Maryland, 21117 on Friday, June 4, 2004 at 10:00 a.m., local time.

A Proxy Statement and Revocable Proxy for the Special Meeting accompany this Notice.

The Special Meeting has been called to:

(1) adopt an amendment to the Restated Certificate of Incorporation to increase the number of shares of capital stock of the Company to one hundred million shares, eighty million of which would be designated as common stock and twenty million of which would be designated as preferred stock; and

(2) approve an amendment to the Avatech Solutions, Inc. Employee Stock Purchase Plan adopted by the Board of Directors on April 21, 2004, increasing the number of shares reserved for issuance under the Plan to one million shares.

Action may be taken on the foregoing proposal at the Special Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Special Meeting may be adjourned. Stockholders of record at the close of business on April 28, 2004 are the only stockholders entitled to notice of and to vote at the Special Meeting and any adjournments thereof.

You are requested to complete and sign the accompanying Revocable Proxy, which is solicited by the Board of Directors, and to mail it promptly in the accompanying envelope. The proxy card will not be used if you attend and vote at the Special Meeting in person.

By order of the Board of Directors,

Beth O. MacLaughlin, Secretary

Owings Mills, Maryland

April     , 2004

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT

OF

AVATECH SOLUTIONS, INC.

10715 Red Run Boulevard, Suite 101

Owings Mills, Maryland, 21117

SPECIAL MEETING OF STOCKHOLDERS

Friday, June 4, 2004, 10:00 A.M.

GENERAL

What am I voting on?

You will be entitled to vote on the following proposal at the Special Meeting:

(1) An amendment to the Restated Certificate of Incorporation to increase the number of shares of capital stock of the Company to one hundred million shares, eighty million of which would be designated as common stock and twenty million of which would be designated as preferred stock (the “Charter Amendment”); and

(2) An amendment to the Avatech Solutions, Inc. Employee Stock Purchase Plan adopted by the Board of Directors on April 21, 2004, increasing the number of shares reserved for issuance under the Plan to one million shares (the “Plan Amendment”).

Who is entitled to vote?

The Board has set April 28, 2004 as the record date for the Special Meeting (the “Record Date”). If you were the owner of the Company’s common stock at the close of business on the Record Date, you may vote at the Special Meeting. Each stockholder of record on the Record Date is entitled to notice of, and to vote at, the Special Meeting and at any adjournment or adjournments thereof. You are entitled to one vote on each proposal for each share of common stock you held on the Record Date.

If you were the owner of the Company’s Series D Convertible Preferred Stock at the close of business on the Record Date, you may vote at the Special Meeting. Each owner of record of the Company’s Series D Convertible Preferred Stock on the Record Date is entitled to notice of, and to vote at, the Special Meeting and at any adjournment or adjournments thereof. You are entitled to one vote on each proposal for each share of common stock into which your Series D Convertible Preferred Stock is convertible on the Record Date.

How many shares must be present to hold the Special Meeting?

As of the Record Date, there were              shares of common stock outstanding, with each share entitled to one vote and 1,297,537 shares of Series D Convertible Preferred Stock outstanding, which are currently convertible into 2,597,236 shares of common stock. The presence of a majority of the shares entitled to vote (i.e.,                 ) constitutes a quorum, which is required in order to hold the Special Meeting and conduct business. Your shares will be counted as present at the Special Meeting if you:

•	Are present and vote in person at the Special Meeting; or

•	Have properly submitted a voting card or voted by telephone.

How do I vote my shares without attending the Special Meeting?

If you are a stockholder of record, you may vote by telephone or by mail, as instructed on the enclosed proxy card, whether or not you plan to attend the Special Meeting. You may still attend the Special Meeting and vote in person if you desire, but voting now will assure that your vote is counted if you are unable to attend.

Whether you vote by telephone, by mail or at the Special Meeting, the proxies identified on the back of the enclosed proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions. If no instructions are marked on the proxy card, the shares will be voted as recommended by the Board in this Proxy Statement.

If you own your shares through a brokerage account or in another nominee form, please follow the instructions provided on the enclosed vote instruction form.

How do I vote my shares in person at the Special Meeting?

If you are a stockholder of record, to vote your shares at the Special Meeting you should bring the enclosed proxy card or proof of identification. If you own your shares through a brokerage account or in another nominee form, to vote your shares at the Special Meeting you must obtain a proxy from your broker or nominee and bring that proxy to the Special Meeting.

Even if you plan to attend the Special Meeting, we encourage you to vote by telephone or proxy card so your vote will be counted in the event you do not attend the Special Meeting.

What does it mean if I receive more than one proxy card?

It means you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you vote by telephone, vote once for each proxy card you receive.

May I change my vote?

Yes. You may revoke your proxy and change your vote before it is taken at the Special Meeting by (i) delivering a written notice of revocation to the attention of the Corporate Secretary of the Company at its above address, (ii) delivering a duly executed proxy bearing a later date (including proxy by telephone) or (iii) attending the Special Meeting and voting in person. As noted above, if you own your shares through a brokerage account or in another nominee form, you cannot vote in person at the Special Meeting unless you obtain a proxy from the broker or nominee and bring that proxy to the Special Meeting.

How are votes counted at the Special Meeting?

As a matter of policy, we will accord confidentiality to the votes of individual shareholders, whether submitted by proxy or ballot, except in limited circumstances, including any contested election, or as may be necessary to meet legal requirements. We will tabulate votes cast by proxy or in person at the Special Meeting and will determine whether or not a quorum is present. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, we will not consider those shares as present and entitled to vote with respect to that matter.

Am I entitled to dissenters’ or appraisal rights in connection with the proposed amendments?

No. The Company’s stockholders are not entitled to dissenters’ or appraisal rights under Delaware law in connection with the proposed amendments.

What does it cost the Company to solicit proxy materials?

The Company will pay the cost of the solicitation of proxies, including preparing and mailing the Notice of Special Meeting of Stockholders, this Proxy Statement and the proxy card or vote instruction form. Following the mailing of this Proxy Statement, directors, officers and employees of the Company may solicit proxies by telephone, facsimile transmission or other personal contact, for which services such persons will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of shares of common stock will be requested to forward proxy soliciting materials to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith at customary and reasonable rates.

PROPOSAL 1: ADOPTION OF AN AMENDMENT TO THE RESTATED

CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED CAPITAL STOCK

On April 21, 2004, the Board of Directors unanimously adopted a resolution declaring it advisable to amend the Company’s Restated Certificate of Incorporation to increase the number of shares of capital stock that the Company has authority to issue from 25,000,000 to 100,000,000 shares, $.01 par value per share. The Company is currently authorized to issue up to 22,500,000 shares of common stock and 2,500,000 shares of Preferred Stock, each with a $.01 par value per share, and the Board of Directors’ resolution declared it advisable to increase the number of authorized shares of common stock to 80,000,000 shares and the number of authorized shares of preferred stock to 20,000,000 shares, each with a par value of $0.01. The Company’s Board of Directors further directed that this amendment be submitted for consideration of the Company’s stockholders at a Special Meeting to be called for that purpose.

If the stockholders adopt this amendment (the “Charter Amendment”), the Company will amend paragraph A of article IV of the Company’s Restated Certificate of Incorporation to increase the number of shares of capital stock the Company is authorized to issue from 25,000,000 to 100,000,000 shares, and specifically, to increase the number of shares of common stock from 22,500,000 to 80,000,000 and the number of shares of Preferred Stock from 2,500,000 to 20,000,000. The increase in the authorized shares of capital stock would permit the Company to issue additional shares in the future, without further stockholder action, for general corporate purposes including stock dividends, stock splits, private or public offerings of common stock, preferred stock, or convertible securities, acquisitions, and employee benefit plans. Specifically, the Company will delete paragraph A of article IV and replace it with:

A. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is One Hundred Million (100,000,000) shares. Eighty Million (80,000,000) shares shall be Common Stock, each having a par value of one cent ($0.01). Twenty Million (20,000,000) shares shall be Preferred Stock, each having a par value of one cent ($0.01).

Why is the Charter Amendment necessary?

The Company is seeking the Charter Amendment to increase the amount of capital stock authorized by the Company’s Restated Certificate of Incorporation for use by the Company for general corporate purposes including future stock dividends, raising funds through private or public offerings of common stock, preferred stock, or convertible securities, issuing common or preferred stock in acquisitions, and funding future employee benefit plan obligations.

How are votes counted for the Charter Amendment?

You may vote for, against, or abstain on Proposal 1 to adopt the Charter Amendment. Abstentions from voting will be considered shares present and entitled to vote on the amendment, and because adoption of the Charter Amendment requires an absolute majority of the issued and outstanding shares of the Company’s common stock and Series D Convertible Preferred Stock, an abstention will have the same effect as a vote “AGAINST” the Charter Amendment.

If you hold your shares through a brokerage account or in another nominee form, your shares will not be voted unless your broker has discretionary authority to vote under the rules of the New York Stock Exchange. This is called a “broker non-vote.” Broker non-votes are included in the determination of the number of shares present and voting; however, they are not considered entitled to vote on the Charter Amendment. Therefore, since adoption of the Charter Amendment requires an absolute majority of the issued and outstanding shares of the Company’s common stock, a broker non-vote is effectively a vote “AGAINST” the Charter Amendment.

What level of approval is required to adopt the Charter Amendment?

The amendment to the Company’s Restated Certificate of Incorporation requires the affirmative “FOR” vote of an absolute majority (i.e.,                 ) of the votes entitled to be cast by holders of the Company’s issued and outstanding common stock and Series D Convertible Preferred Stock, so a failure to vote your shares is effectively a vote “AGAINST” the proposal.

If the Charter Amendment is adopted by the stockholders, the Company will submit the amendment to the Restated Certificate of Incorporation to the Delaware Secretary of State. The Charter Amendment will become effective at the close of business on the date it is filed with the Delaware Secretary of State.

The Board of Directors recommends a vote “FOR” adoption of the proposed amendment to the Restated Certificate of Incorporation.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE AVATECH SOLUTIONS, INC.

EMPLOYEE STOCK PURCHASE PLAN

The Plan

The Avatech Solutions, Inc. Employee Stock Purchase Plan (the “Plan”) was adopted in June 1996 and approved by our shareholders in that same year. The Plan was adopted to provide a means by which our employees (and employees of any parent or subsidiary designated by the Board to participate in the Plan) may be given an opportunity to purchase our common stock through payroll deductions, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for our success, and is intended to qualify as an “Employee Stock Purchase Plan” under section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). As a result of amendments to the Plan dated January 27, 1998, May 6, 1999, and September 24, 2003 there are currently four hundred and fifty thousand (450,000) shares of our common stock authorized for issuance under the Plan, prior to the proposed Plan Amendment.

Participation in the Plan is voluntary and open to all employees of the Company and its subsidiaries who have been employed for thirty days before the beginning of any offering under the Plan; except that any employee who owns five percent or more of the total combined voting power or value of all outstanding shares of all classes of securities of the Company or any subsidiary (determined under the Code) may not participate. Approximately 125 of our employees are eligible to participate in the Plan, of which approximately 60 are currently participating.

An eligible employee enrolls in the Plan by authorizing the Company to deduct between 1% and 15% of his or her compensation during a purchase period. In accordance with Section 423 of the Code, a participant may not purchase Plan shares in any one calendar year having an aggregate fair market value of more than $25,000. Fair market value for this purpose is measured at the beginning of each purchase period.

The Compensation Committee of the Board of Directors may set more restrictive criteria for eligibility to participate in any offering. Each offering contains one or more purchase periods, which generally last six months. The Compensation Committee of the Board of Directors determines the length of each Offering, not to exceed twenty-seven months. Participants may enter the Plan at the beginning of each purchase period. The current offering will end on June 30, 2004 and no participant in that offering may purchase more than 10,000 shares in a calendar year.

At the end of each purchase period, a participant’s contributions are used to purchase a whole number of shares from the Company at the lower of (i) 85% of the fair market value of a share of our common stock on the date of commencement of the purchase period or (ii) 85% of the fair market value of a share of common stock on the last day of the purchase period. Participant contributions do not earn interest pending investment and any amounts remaining in a participant’s account after the purchase of a whole number of shares will be held for the purchase of shares in the next purchase period in the offering and refunded to the participant, without interest, at the end of each offering.

The shares purchased are held for the participant in a brokerage account at a brokerage firm selected by the Company to help administer the Plan. No restrictions apply to the shares purchased by a participant, and each participant is entitled to vote shares held for his or her account. Thus, a participant may direct the brokerage firm to sell his or her Plan shares.

A participant may reduce or increase the rate of his or her payroll contributions during a purchase period. A participant may also withdraw from participation in the Plan during a purchase period, in which case payroll contributions cease and prior payroll contributions are refunded to the participant. Withdrawal from the Plan automatically occurs upon termination of employment. Participants’ rights under the Plan are nontransferable except pursuant to the laws of descent and distribution.

The Compensation Committee of the Board of Directors administers the Plan. The number of shares reserved under the Plan and the purchase price for a given purchase period are subject to appropriate adjustment by the Compensation Committee, with the approval of the Board, to reflect stock splits, stock dividends, other capital adjustments, other changes in the number of outstanding shares without receipt of consideration by the Company, or other extraordinary corporate events. Shares purchased from the Company will be either authorized but unissued shares or treasury shares. Costs and expenses in connection with the Plan are paid by the Company, except for commissions payable by a participant who sells shares and certain other fees imposed by the brokerage firm for specified services provided to a participant.

The Board of Directors may amend, discontinue, or terminate the Plan without further stockholder approval, except stockholder approval must be obtained if an amendment would increase the number of shares reserved for the Plan, reduce the purchase price payable under the Plan, or broaden eligibility to participate in the Plan. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan, such as an amendment to increase the permitted level of participant contributions. The Plan will terminate when so determined by the Board, if shares reserved under the Plan are exhausted, or if the Company is dissolved or is not the surviving or resulting corporation in any corporate reorganization.

On April 20, 2004, the last reported sale price of the Company’s common stock in on the OTC Bulletin Board was $0.75 per share. Because employees have the discretion to elect their level of participation in the Plan, future awards under the Plan are not determinable.

The Plan Amendment

On April 21, 2004, the Board adopted an amendment to the Plan to increase the number of shares authorized for issuance under the Plan from four hundred and fifty thousand (450,000) shares to one million (1,000,000) shares (the “Plan Amendment”).

Why is the Plan Amendment necessary?

Prior to the current offering, we had granted purchase rights (net of cancelled or expired purchase rights) covering an aggregate of 265,932 shares of our common stock and 184,068 shares remained available to be granted under the Plan. As of the Record Date, our employees had deferred sufficient amounts to purchase at least 72,716 shares, and assuming no changes in the current rate of salary deferrals and that purchases will occur at $0.18 per share (85% of the fair market value on January 1, 2004), 124,666 shares will be purchased by employees from the current offering. In April 2004, the Board adopted an amendment to the Plan to increase the number of shares authorized for issuance under the Plan to one million (1,000,000) shares. This amendment is intended to afford us greater flexibility in providing employees with stock incentives and ensures that we can continue to provide such incentives at levels determined appropriate by the Board.

How are votes counted for the Plan Amendment?

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Plan Amendment. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether the Plan Amendment has been approved.

What level of approval is required to approve the Plan Amendment?

We are submitting the Plan Amendment to our shareholders for their approval. The Board of Directors had the full authority to amend the Plan, and shareholder approval of the Plan Amendment is not required by our charter, bylaws, or any currently-applicable law or regulation. However, the listing standards of the NASDAQ and many national securities markets require our shareholders to approve all stock compensation plans. Should you, the shareholders, disapprove of Plan Amendment, we will not grant options to purchase more than an aggregate of four hundred and fifty thousand (450,000) shares of our common stock under the Plan.

Federal Income Tax Information about the Plan

We intend that rights granted under the Plan will qualify for the favorable federal income tax treatment associated with rights granted under an employee stock purchase plan under the provisions of Section 423 of the Code. Under these provisions, a participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received; but, except for this, no income will be taxable to a participant until disposition of the shares acquired.

If stock acquired pursuant to the Plan is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the price paid for the stock or (b) the excess of the fair market value of the stock as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such long-term capital gains are generally subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be long-term or short-term depending on how long the participant holds the stock.

There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Plan. The Company is entitled to a deduction to the extent that amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation).

Interests of Certain Persons

All of our executive officers except for Donald R. “Scotty” Walsh and Henry D. Felton (our former chief executive officer) are eligible to participate in the Plan. Mr. Walsh and Mr. Felton are not eligible to participate in the Plan because each is deemed to own more than five percent of Avatech’s outstanding common stock, within the meaning of section 424 of the Code.

The Board of Directors recommends a vote “FOR” approval of the proposed amendment to the Avatech Solutions, Inc. Employee Stock Purchase Plan.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in a company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the company in a timely manner.

The Company anticipates that it will hold the 2004 Annual Meeting of Shareholders on or around October 21, 2004. Any shareholder desiring to present a proposal at the 2004 Annual Meeting of Shareholders and wishing to have that proposal included in the proxy statement for that meeting must submit the same in writing to the Secretary of the Company at [New Address], Owings Mills, Maryland 21117, in time to be received by May 31, 2004. The persons designated by the Company to vote proxies given by shareholders in connection with the Company’s 2004 Annual Meeting of Shareholders will not exercise any discretionary voting authority granted in such proxies on any matter not disclosed in the Company’s 2004 proxy statement with respect to which the Company has received written notice no earlier than June 28, 2004 and no later than July 28, 2004 that a shareholder (i) intends to present such matter at the 2004 Annual Meeting, and (ii) intends to and does distribute a proxy statement and proxy card to holders of such percentage of the Shares required to approve the matter. If a shareholder fails to provide evidence that the necessary steps have been taken to complete a proxy solicitation on such matter, the Company may exercise its discretionary voting authority if it discloses in its 2004 proxy statement the nature of the proposal and how it intends to exercise its discretionary voting authority.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information sets forth the number of shares of the Company’s common stock beneficially owned as of April 6, 2004 by each of the Company’s directors, the Company’s Chief Executive Officer, President, the four other most highly compensated executive officers (the “named executive officers”) as of the close of our most recent fiscal year, and all current directors and executive officers as a group. Persons and groups beneficially owning in excess of 5% of the common stock are required to file certain reports with respect to such ownership pursuant to the Exchange Act. The following table also sets forth, as of April 6, 2004, certain information as to the common stock beneficially owned by all persons who were known to the Company to beneficially own more than 5% of the common stock outstanding as of that date.

	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares	Percent of Shares
Eugene Fischer [1] 10715 Red Run Blvd., Suite 101 Owings Mills, MD 21117	1,941,197	17.3%

W. James Hindman [2] 10715 Red Run Blvd., Suite 101 Owings Mills, MD 21117	913,079	9.0%

Henry D. Felton [3] 13001 Dover Road Reisterstown, MD 21136	886,808	9.1%

Frank Willson 3031 Lynnhaven Drive Virginia Beach, VA 23451	830,718	8.8%

Jean Schaeffer 10715 Red Run Blvd., Suite 101 Owings Mills, MD 21117	786,782	8.3%

Gregory A. Blackwell 1470 N. Pearson Lane Roanoke, TX 76262	639,528	6.7%

	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares	Percent of Shares
George W. Cox [4] 10715 Red Run Blvd., Suite 101 Owings Mills, MD 21117	181,350	2.0%

V. Joel Nicholson [5] 745 N. MacEwen Drive Osprey, FL 34229	471,936	5.0%

Donald Walsh [6] 10715 Red Run Blvd., Suite 101 Owings Mills, MD 21117	205,590	2.2%

Eric Pratt [7] 10715 Red Run Blvd., Suite 101 Owings Mills, MD 21117	188,965	2.0%

Garnett Y. Clark, Jr. [8] 10715 Red Run Blvd., Suite 101 Owings Mills, MD 21117	150,954	1.6%

Scott N. Fischer [9] 2905 Excelsior Springs Court Ellicott City, MD 21042	105,000	1.1%

Debra Keith [10] 1811 Kendall Court Keller, TX 76248	90,000	*

A. Gary Rever [11] 2204 Eastlake Road Timonium, MD 21093	60,000	*

Edgar D. Aronson [12] 10715 Red Run Blvd., Suite 101 Owings Mills, MD 21117	7,277	*

Beth O. MacLaughlin 10715 Red Run Blvd., Suite 101 Owings Mills, MD 21117	—	*

All current directors and executive officers as a group	3,678,412	35.2%

IMPORTANT INFORMATION ABOUT OUR STOCK

Common Stock

Each holder of our common stock is entitled to attend all special and annual meetings of our shareholders, and to vote upon any matter including, without limitation, the election of directors, properly brought for consideration before the shareholders. The holders of common stock are entitled to one vote for each share held of record. The holders of common stock are entitled to dividends when and as declared by the board of directors from funds legally available to pay such dividends. In the event of our liquidation, dissolution or winding up, the holders of our common stock, and the holders of any class or series of stock entitled to participate with such holders, will be entitled to participate in the distribution of any of our assets remaining after we have paid all of our debts and liabilities and after we have paid, or set aside for payment, to the holders an amount equal to the purchase price for, and any accrued and unpaid dividends on, to any future class or series of stock with a liquidation preference over the common stock the preferential amount to which they are entitled. Holders of our common stock have no preemptive rights and no rights to convert their common stock into any other securities. All of our outstanding shares of common stock are, and the shares of common stock to be issued on completion of this offering, when issued and paid for as set forth in this Prospectus, will be, fully paid and nonassessable

Preferred Stock

Our Board of Directors is authorized, without further action by the shareholders, to issue series of preferred stock from time to time, and to designate the rights, preferences, limitations and restrictions of and upon shares of each series including dividend, voting, redemption and conversion rights. The Board of Directors also may designate par value, preferences in liquidation, and the number of shares constituting any series. We believe that the availability of preferred stock issuable in series will provide increased flexibility for structuring possible future financings and acquisitions, if any, and in meeting other corporate needs. The rights and privileges of holders of preferred stock could adversely affect the voting power of holders of common stock, and the authority of our Board of Directors to issue preferred stock without further shareholder approval could have the effect of delaying, deferring, or preventing a change in control of the Company Our board of directors currently has one class of preferred stock designated under our Charter; the Series D Convertible Preferred Stock. In addition, the board of directors has the authority to designate additional classes or series of preferred stock in the future with rights that may adversely affect the rights of the holders of our common stock or its market price.

The following is a summary of the material terms of the Series D Convertible Preferred Stock

Par Value. The par value of Series D Convertible Preferred Stock is $0.01 per share.

Number of Shares. We designated 1,297,537 shares of our preferred stock, par value $0.01 as Series D Convertible Preferred Stock, of which 1,297,537 shares of Series D Convertible Preferred Stock are issued and outstanding.

Voting Rights. Each holder of our Series D Convertible Preferred Stock is entitled to attend all special and annual meetings of our shareholders and to vote on all actions to be taken by our shareholders, including, without limitation, the election of directors, and any other matter properly brought for consideration before the shareholders. The holders of Series D Convertible Preferred Stock shall vote together with all other classes and series of our stock, and are entitled to one vote per share of common stock into which the preferred stock is then convertible.

Dividends. The Series D Convertible Preferred Stock is eligible for 10% annual, cumulative dividends, payable quarterly when and as declared by our Board of Directors. These dividends have priority over any declaration or payment of any dividend or other distribution on our common stock or any other class or series of stock that is junior to the Series D Convertible Preferred Stock. Dividends on our Series D Convertible Preferred Stock rank pari passu with any other shares of Preferred Stock entitled to participate pari passu with the Series D Convertible Preferred Stock with respect to dividends and are subject to the rights of any series of Preferred Stock that ranks, with respect to dividends, senior to the Series D Convertible Preferred Stock. Currently, there are no outstanding shares of stock that rank senior to or pari passu with the Series D Convertible Preferred Stock.

Liquidation Rights. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, after payment or provision for payment of the debts and other liabilities and obligations of the Corporation, the holders of Series D Convertible Preferred Stock shall be entitled to receive from the distribution of any of our assets remaining after we have paid all of our debts and liabilities and after we have paid, or set aside for payment, to the holders of any future class or series of stock with a liquidation preference over the Series D Convertible Preferred Stock, an amount equal to the purchase price for and any accrued and unpaid dividends on such stock, an amount equal to the original issue price of Series D Convertible Preferred Stock ($0.60 per share) plus an amount equal to all accumulated but unpaid dividends on the Series D Convertible Preferred Stock, pari passu with any other shares of Preferred Stock under the terms of which holders thereof shall be entitled to participate pari passu with the Series D Convertible Preferred Stock.

Conversion Rights. Holders of our Series D Convertible Preferred Stock may convert all, but not less than all, of their shares of Series D Convertible Preferred Stock into shares of our common stock at any time beginning 120 days after the original issuance date of their shares of Series D Convertible Preferred Stock. The first purchasers will be eligible to convert their shares of Series D Convertible Preferred Stock on March 18, 2004 and all of the issued and outstanding shares of Series D Convertible Preferred Stock will become freely convertible by their holders on April 29, 2004. Holders of shares of Series D Convertible Preferred Stock must convert all of their shares of Series D Convertible Preferred Stock if our common stock trades on the NASDAQ National Market System at or in excess of $2.25 per share for 60 consecutive trading days. Our common stock is not currently eligible for trading on the NASDAQ National Market System. We must redeem all of the outstanding shares of Series D Convertible Preferred Stock for its initial purchase price plus any accrued but unpaid dividends if we merge with another corporation.

Each share of Series D Convertible Preferred Stock is convertible into the greatest whole number of shares of common stock obtained by multiplying the number of shares of Series D Convertible Preferred Stock being converted by the original purchase price of each share of Series D Convertible Preferred Stock ($0.60 per share) plus any accrued but unpaid dividends, and divided by the “Conversion Price” in effect at the time of election.

The Conversion Price will be proportionally increased or decreased if we effect a stock dividend, distribution or split. In addition, if we issue common stock or rights to purchase our common stock for consideration of less than the then-existing Conversion Price (a “Diluting Issue”), we must adjust the Conversion Price. However, we do not need to adjust the Conversion Price if we issue common stock in any of the following circumstances:

•	in a registered public offering;

•	in connection with a bank financing;

•	pursuant to an equity compensation plan approved by the Board of Directors; or

•	in the course of a merger or combination approved by a majority of holders of Series D Convertible Preferred Stock.

If we must adjust the Conversion Price for a Diluting Issue, the Conversion Price in effect immediately after the Diluting Issue will be the Conversion Price immediately prior to the Diluting Issue multiplied by a fraction, as follows:

The numerator will be	(1) the number of shares of common stock outstanding immediately prior to the Diluting Issue plus (2) the aggregate consideration received by us in the Diluting Issue divided by the Conversion Price in effect immediately prior to the Diluting Issue; and

The denominator will be	the number of shares of common stock outstanding immediately prior to such issuance plus the number of shares of common stock issued (or which may be issued pursuant to options, warrants or other rights) in the Diluting Issue.

For the purpose of this calculation, if we issue rights to purchase common stock, such as options or warrants, we must calculate any adjustment as though these rights have been fully exercised and we have received the exercise price of such rights. The number of shares of common stock outstanding immediately prior to the Diluting Issue must be calculated as if any convertible securities had been fully converted into shares of common stock and all outstanding options, warrants, and similar rights had been exercised.

Initially, the Conversion Price was $0.30 per share; each share of Series D Convertible Preferred Stock was convertible into two shares of common stock. On January 1, 2004, we issued warrants to purchase a total of 45,000 shares of our common stock at $0.21 per share to the holders of certain notes issued by our wholly-owned subsidiary, Avatech Solutions Subsidiary, Inc. If fully exercised, we would receive approximately $9,450 from the exercise of these warrants and issue 45,000 shares of common stock. These warrants were a Diluting Issue under the terms of the Series D Convertible Preferred Stock, and we adjusted the Conversion Price of the Series D Preferred Stock to approximately $0.2997, as follows:

                                               $9,450

New Conversion Price = $0.30 x 16,079,744 + 0.30

                            16,079,744 + 45,000

As of the date of this prospectus, the 1,297,537 outstanding shares of Series D Convertible Preferred Stock are currently convertible into 2,597,236 shares of our common stock.

Certain Provisions Relating to a Change of Control

Provisions Related To The Election Of Directors And Stockholder Action. Our certificate of incorporation requires the affirmative vote of two-thirds of the shareholders to remove a director from the board of directors without cause. The certificate of incorporation also provides that our remaining directors may fill any and all board vacancies, unless the remaining directors approve a stockholder vote to fill a vacancy. Our bylaws prohibit less than two-thirds of our shareholders from calling a special meeting, whether for the purpose of replacing directors or for any other purpose. Therefore, a third party interested in taking control of Avatech quickly will not be able to do so unless the third party acquires two-thirds or more of our voting securities at the time of the acquisition. In addition, our certificate of incorporation and bylaws prohibit shareholders from taking action by written consent in lieu of a meeting.

Certain Statutory Provisions. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this provision prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to such date, the corporation’s board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in such person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, shares owned by certain directors or certain employee stock plans; and

•	on or after the date the stockholder became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized by the affirmative vote, and not by written consent, of at least two-thirds of the outstanding voting stock of the corporation excluding that owned by the interested stockholder.

A “business combination” includes a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person, other than the corporation and any direct or indirect wholly-owned subsidiary of the corporation, who together with the affiliates and associates, owns or, as an affiliate or associate, within three years prior, did own 15% or more of the corporation’s outstanding voting stock.

Section 203 expressly exempts from the requirements described above any business combination by a corporation with an interested stockholder who becomes an interested stockholder in a transaction approved by the corporation’s board of directors.

Securities Authorized for Issuance under Equity Compensation Plans

As of June 30, 2003, we had reserved the following shares of Common Stock for issuance under our equity compensation plans, including the Employee Stock Purchase Plan (these figures have been adjusted to account for the 20 for 1 reverse stock split occurring on October 22, 2002 and a 200% stock dividend issued on October 1, 2003 to shareholders of record as of September 15, 2003).

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Equity compensation plans approved by shareholders*	554,575	$1.88	4,666,357
Equity compensation plans not approved by shareholders	-0-	N/A	600,000

*

In November 2002, we acquired PlanetCAD in a reverse merger, whereby Avatech became a subsidiary of PlanetCAD, Inc. and PlanetCAD, Inc. changed its name to Avatech Solutions, Inc. As a result, options to purchase PlanetCAD’s common stock, granted by PlanetCAD prior to the merger, are options to purchase our common stock.

We are unable to provide a complete report of the securities to be issued upon exercise of options outstanding under PlanetCAD’s 1998 Non-Officer Stock Option Plan and 1996 Equity Incentive Plan without unreasonable effort and expense. Our management, counsel, and accountants have made all reasonable efforts to discover the number of shares of stock which may be issued on exercise of these outstanding options, including inquires of former PlanetCAD personnel and review of the records available to us without incurring substantial payments to professional who advised PlanetCAD and with whom we have unresolved fee disputes. Our best estimate is that this information, if it exists at all, is in the possession of these professionals.

These outstanding options would have been issued during calendar year 2001, when PlanetCAD’s common stock traded between $0.67 and $9.20. Based on our existing records, PlanetCAD’s disclosures in its annual and quarterly reports and its registration statement on Form S-4, and correspondence between our management and PlanetCAD’s accounting personnel prior to the merger, we believe that options to purchase no more than 567,000 shares of Common Stock could have been outstanding at June 30, 2003. We believe that all of the options which we cannot account for have been forfeited or voluntarily cancelled or have expired. Regardless, due to the substantial difference between the market value of PlanetCAD’s common stock prior to our merger with it and the current market value of our stock, we believe that, if outstanding, these options are unlikely to be exercised. For these reasons, we believe that the omission of information regarding these options is not material.

OTHER MATTERS

The Board knows of no matters other than those listed in the attached Notice of Special Meeting that are likely to be brought before the Special Meeting. However, if any other matter properly comes before the Special Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matter.

By order of the Board of Directors,

Beth O. MacLaughlin, Secretary

Owings Mills, Maryland

April     , 2004

APPENDIX TO PROXY STATEMENT FILED VIA EDGAR:

AVATECH SOLUTIONS, INC.

EMPLOYEE STOCK PURCHASE PLAN

ADOPTED JUNE 27, 1996

AMENDED MARCH 31, 1999

AMENDED SEPTEMBER 24, 2003

AMENDED APRIL 21, 2004

1.	PURPOSE.

(a) The purpose of the Employee Stock Purchase Plan (the “Plan”) is to provide a means by which employees of AVATECH SOLUTIONS, INC., a Delaware corporation (the “Company”), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

(b) The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).

(c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

2.	ADMINISTRATION.

(a) The Plan shall be administered by the Board of Directors (the “Board”) of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

(ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in paragraph 13.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

(c) The Board may delegate administration of the Plan to a committee comprised of one or more persons (the “Committee”), which may be constituted in accordance with the applicable requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act” and “Rule 16b-3”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.	SHARES SUBJECT TO THE PLAN.

(a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate ONE MILLION (1,000,000) SHARES of the Company’s common stock (the “Common Stock”). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

(b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.	GRANT OF RIGHTS; OFFERING.

The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

5.	ELIGIBILITY.

(a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee’s customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

(b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

(i) the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right;

(ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

(c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

(d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.	RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee’s Earnings (as defined by the Board or the Committee in each Offering) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the “Purchase Date(s)”) on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

(b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee’s Earnings during the Offering (as defined by the Board or Committee in each Offering). The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

(b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant’s interest in that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

(c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee’s employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee) under the Offering, without interest.

(d) Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8.	EXERCISE.

(a) On each Purchase Date specified therefor in the relevant Offering, each participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant’s account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

(b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.	COVENANTS OF THE COMPANY.

(a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

(b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.	USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.	RIGHTS AS A STOCKHOLDER.

A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant’s shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company.

12. ADJUSTMENTS UPON CHANGES IN STOCK.

(a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company) other than the three for one reverse stock split approved by the Board of Directors on June 27, 1996, the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants’ accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants’ rights under the ongoing Offering terminated.

13.	AMENDMENT OF THE PLAN.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(i) Increase the number of shares reserved for rights under the Plan;

(ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3); or

(iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

(b) Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14.	DESIGNATION OF BENEFICIARY.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death during an Offering.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the same day that the Company’s initial public offering of shares of common stock becomes effective (the “Effective Date”), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board or the Committee, which date may be prior to the Effective Date.